Form 10KSB, Exhibit 13
period 2000-12-31
X RAMP COM INC
filed 2001-05-29
CIK 1066821

EXHIBIT 13.1


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                           FORM 10-QSB
 QUARTERLY REPORT FOR SMALL BUSINESS ISSUERS SUBJECT TO THE 1934
                   ACT REPORTING REQUIREMENTS

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES
   EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2000 Commission File No.
000-24927
9

                      CLASSIFIED ONLINE.COM
     (Exact name of registrant as specified in its charter)







Nevada                                            33-0199082
(State of organization) (I.R.S. Employer Identification No.)

5104 Oleander Ave., Fort Pierce, FL 34954
(Address of principal executive offices)

Registrant's telephone number, including area code (561) 337-4065

Check whether the issuer (1) filed all reports required to be file by Section 13 or 15(d) of the Exchange Act during the past
12 months and (2) has been subject to such filing requirements for the past 90 days. Yes X

There are 10,007,497 shares of common stock outstanding as of May
12, 2000.



                 PART I - FINANCIAL INFORMATION

ITEM 1.   FINANCIAL STATEMENTS

The financial statements and supplemental data required by this Item follow the index of financial statements appearing at Item 6 of this Form 10-QSB.

ITEM 2.   MANAGEMENT'S PLAN OF OPERATION

NOTE REGARDING PROJECTIONS AND FORWARD LOOKING STATEMENTS

This statement includes projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this Registration Statement, other than statements of historical fact, are forward-looking statements. Although Management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this Statement, including, without limitation, those expectations reflected in forward-looking statements contained in this Statement.

                        Plan of Operation

The Company plans to build and maintain one of the most comprehensive online classified databases available online. Cash requirements will be met by advances from the Officers and Directors or through a private placement of the Company's common stock.

The newly designed, interactive website will provide users with an easy and hassle-free way to buy and sell from each other online, allowing viewers to enjoy a user-friendly marketplace to conduct person-to-person e-commerce. Visitors to http://www.ClassifiedOnline.com will experience several brand new interactive classified areas including: Transportation, Employment, Real Estate, Merchandise, Services, Personals, and Collectables.
Further, a new section to ClassifiedOnline.com will provide an expanded venue to local community newspapers, opening their classified sections to viewers around the globe, and making those advertisements available to all users. Bringing the "small town papers" to the world will be a major part of ClassifiedOnline.com's new business strategy, combined with online partnerships, for auto, real estate, personal ads, employment and merchandise listings. This innovative touch will provide locally focused news and information to all visitors of ClassifiedOnline.com
A full corporate profile for ClassifiedOnLine.com (OTCBB: CLOL - news) may be found at http://www.SmallcapNewswire.com.

On January 24, 2000, the Company formed a new wholly-owned subsidiary called SafeVenture.com. SafeVenture.com was incorporated under the laws of the State of Nevada for the purpose of designing, developing, and marketing an internet-based escrow transaction service.

The Company's business is subject to the following risk factors:

RELIANCE ON KEY PERSONNEL. The Company places particular reliance on certain key advisors, directors, and the president, whose involvement would be considered material to the Company.

COMPETITION. The Company is an insignificant participant among firms which engage in providing comprehensive classified advertising on the Internet. There are many established companies which have significantly greater financial resources, technical expertise and experience than the Company. In view of the Company's limited financial resources and management availability, the Company will continue to be at significant competitive disadvantage vis-a-vis the Company's competitors.

FUTURE FINANCING. The future success of the Company may depend on financing.

REGULATION. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. The Company has obtained no formal determination from the
Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences. The Company does not at present have any governmental permits, licenses or the like.

LIMITED OPERATING HISTORY. The Company has not generated any revenues since its inception and has a limited operating history. There can be no assurances that the Company will operate at a profit. There can be no assurances that the growth strategies identified by management will be successful, or, if they are successful, that they will have a positive effect on the earnings of the Company.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The  success of  the  Company's  operations may be dependent  upon  management
together   with  numerous  other  factors  beyond  the  Company's
control.

                            Employees

The Company's only employees at the present time are its officers and directors, who will devote as much time as the Board of Directors determine is necessary to carry out the affairs of the Company.

                   PART II - OTHER INFORMATION

ITEM 1.   LEGAL PROCEEDINGS

The Company and its directors have instituted action for a declaratory judgment concerning a contract with Leann Gibbs, an individual resident in Ontario, Canada. The Complaint was filed in the Nineteenth Judicial Circuit Court, in and for St. Lucie County, Florida, as Case No. 98-736CA03. Ms. Gibbs and the Company had entered into a contract pursuant to which she would transfer to the Company her interest in a number of mica mines, in exchange for stock in the Company. The Company was to then pursue a business in mining the mica and selling the raw material to companies that would process it. The agreement with Ms. Gibbs was never consummated, and the parties, after much discussion, agreed to withdraw from the agreement. The Company has instituted the action to declare the agreement void, simply to protect itself from a later breach of contract action. The parties have reached agreement in principle on all issues, and the Company believes this settlement will be finalized in the very near future.

ITEM 6.   EXHIBITS AND REPORTS ON FORM 8-K.

FINANCIAL STATEMENTS

Unaudited financial statements as of March 31, 2000, and for the three-month period then ended.

                      CLASSIFIED ONLINE.COM
                (A Development Stage Enterprise)

                   Consolidated Balance Sheet


                 Assets                                 March
                                                         31,
                                                         2000
Current assets:
Cash and cash equivalents                     $         2,468
Accounts receivable                                     318
Prepaid expenses                                          43,235
Total current assets                                    46,021

Other assets                                               21,210

                                               $           67,231

  Liabilities and Stockholders' Equity
               (Deficit)
Current liabilities:
Accounts payable and accrued expenses                   189,547
Total current liabilities                               189,547

Stockholders' equity (deficit):
Preferred stock, $.01 par value,
authorized 20,000,000 shares, none
issued and outstanding
Common stock, $.001 par value, authorized               10,007
50,000,000 shares, issued 10,007,497
shares
Additional paid-in capital                                 365,197
Deficit  accumulated  during  development               (457,007
stage                                                  )

                                                        (81,803)

Less treasury stock, 46,300 common shares,
at cost                                                (40,513)

Total stockholders' equity (deficit)                    (122,316
                                                       )

                                             $           67,231

See accompanying notes to consolidated financial statements.

                      CLASSIFIED ONLINE.COM
                (A Development Stage Enterprise)

              Consolidated Statements of Operations



                                      Three        Period from
                                      Months     February 9, 1999
                                      Ended    (Inception) Through
                                    March 31,  March 31,  March 31,
                                       2000      1999       2000

Net sales                        $     318                   520

Expenses:
General and administrative          64,510     142,694    245,743
Consulting and professional         8,950      20,000     190,693
Equipment rental                    3,862                 14,624
Other                                                         6,467
                                    1,210

Total expenses
                                    78,532     162,694    457,527

Loss before income taxes             (78,214)   (162,694)  (457,007)

Income taxes

Net loss                          $             (162,694)
                                    (78,214)              (457,007)


Basic loss per common share        $
                                    (0.01)     (0.02)     (0.05)

Weighted average shares               10,007,49  8,084,711  9,280,091
outstanding                         7

See accompanying notes to consolidated financial statements.

                      CLASSIFIED ONLINE.COM
                (A Development Stage Enterprise)

              Consolidated Statements of Cash Flows



                                       Three        Period from
                                      Months      February 9, 1999
                                       Ended    (Inception) Through
                                     March 31,  March 31, March 31,
                                       2000       1999       2000
Cash flows from operating
activities:
Reconciliation of net loss to net
cash provided by operating
activities:
Net loss                           $   (78,214)   (162,694) (457,007)
Adjustments to reconcile net loss
to net cash provided by
operating activities:
General, administrative, and                     161,694   359,381
consulting expenses compensated
through the issuance of common
stock
Increase in accounts receivable       (116)                (318)

Increase (decrease) in prepaid        10,688               (64,445)
expenses and other assets
Increase in accounts payable          69,690         1,000 164,857
Total adjustments                     80,262     162,694   459,475

Net cash provided by operating          2,048                  2,468
activities

Cash flows from investing
activities

Cash flows from financing
activities

Net change in cash and cash           2,048                2,468
equivalents

Cash and cash equivalents at                420
beginning of period

Cash and cash equivalents at end   $     2,468                  2,468
of period

See accompanying notes to consolidated financial statements.

                      CLASSIFIED ONLINE.COM
                (A Development Stage Enterprise)

           Notes to Consolidated Financial Statements

                         March 31, 2000

(1)  Description of Business and Summary of Significant
Accounting Policies

     (a)Business

        Classified OnLine.Com (the Company), a development stage enterprise, was organized and incorporated under the laws of the State of Nevada on February 9, 1999 for the purpose of designing, developing, and marketing an internet-based classified advertising web-site. The Company expects to commence operations during the year 2000.

        On January 24, 2000, the Company formed a new wholly-owned subsidiary, SafeVenture.Com, in the state of Nevada for the purpose of designing, developing, and marketing an internet-based escrow transaction service. The Company anticipates commencing operations during the year 2000.

        As of March 31, 2000, the Company was in the development stage and had not begun its operations and had no significant sources of revenue. Management intends to fund future development activities through funding from its principal stockholders and officers or through the issuance of capital. The Company's ability to continue as a going concern is dependent upon the development of revenue sources sufficient to fund operations and the Company's ability to issue new capital.

     (b)Presentation

        The Company's financial statements include the accounts of the Company and its wholly-owned subsidiaries, WantToBuyOnline.Com and SafeVenture.Com. All significant intercompany balances and transactions have been eliminated in consolidation.

        In the opinion of management, the unaudited financial statements contain all adjustments necessary to present fairly the Company's financial position as of March 31, 2000 and the results of operations and cash flows for the three months ended March 31, 2000 and for the period from February 9, 1999 (inception) through March 31, 2000 and 1999. The accompanying interim financial statements should be read in conjunction with the Company's Form 10-KSB filing for the period ended December 31, 1999.

     (c)Loss Per Share

        Earnings per share is accounted for by using the basic and diluted earnings per share method prescribed by SFAS No. 128. Basic loss per share is based on the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is based on shares of common stock and dilutive potential common stock (stock options) outstanding during the period. Diluted loss per share was antidilutive due to the net loss generated by the Company during the periods ended March 31, 2000 and 1999 and is therefore not reported.

                                                      (Continued)

                      CLASSIFIED ONLINE.COM
                (A Development Stage Enterprise)

           Notes to Consolidated Financial Statements

     (d)Comprehensive Income

        The FASB has issued Statement No. 130, Reporting Comprehensive Income (Statement 130), which establishes standards for reporting and display of comprehensive income and its components in a financial statement having the same prominence as other consolidated financial statements. As of March 31, 2000, the Company had no components considered to be other comprehensive income.

(2)  Related Party Transactions

   During the three months ended March 31, 2000 and the period from February 9, 1999 (inception) through December 31, 1999, a portion of the Company's operating expenses were funded by the Company's president, vice-president, and certain stockholders. As of March 31, 2000, the Company owed the president, vice-president, and the stockholders $49,759, $8,000, and $8,639, respectively, for reimbursement of such expenses.

   During the period from February 9, 1999 (inception) through March 31, 1999, certain expenses were funded by an affiliate of the Company's president. As of March 31, 2000 and 1999, the Company owed the affiliate $9,172 and $1,000, respectively, for reimbursement of such expenses.

EXHIBITS

a) The exhibits, consisting of the Company's Articles of Incorporation, are attached to the Company's Amended Form 10-SB, filed on May 10, 1999. These exhibits are incorporated by reference to that Form.

b) The exhibits, consisting of the Company's Bylaws, are attached to the Company's Amended Form 10-SB, filed on May 10,
  1999. These exhibits are incorporated by reference to that Form.

c)   Reports on Form 8-K:   None.

                           SIGNATURES

Pursuant  to  the  requirements of Section 12 of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
                           ClassifiedOnLine.Com
                           By: /s/ Michael J. Lates
                              Michael J. Lates, Vice-President
                           Date: May 15, 2000